UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010
______________________________

IMPERIAL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7190		65-0854631
(Commission File No.)		(IRS Employer Identification No.)

1259 NW 21st Street Pompano Beach, Florida 33069
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 917-4114

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 1.01.  Entry into a Material Definitive Agreement

Effective January 29, 2010, Imperial Industries, Inc. (as guarantor), its principal subsidiaries Premix-Marbletite Manufacturing Co., DFH, Inc., and Just-Rite Supply, Inc., (“Just-Rite”) (collectively the “Company”), Michael Phelan, as assignee for Assignment for the Benefit of the Creditors of Just-Rite (the “Assignee”) and Wachovia Bank, N.A. (the “Lender”), executed a Fifth Amendment to Forbearance Agreement (the “Fifth Amendment”), which further amends the Company’s Consolidating, Amended and Restated Financing Agreement dated as of January 28, 2000 (the “Line of Credit”).Under the Fifth Amendment, the Lender agreed to extend the Line of Credit from January 29, 2010 to April 30, 2010. In addition, the Company agreed to continue to make weekly payments on certain lease obligations of Just-Rite payable to the Lender which were in default and had commenced the first week of December. The Company had guaranteed the payment of the lease obligations to the Lender pursuant to the underlying lease documents. The following summary is qualified in its entirety to the Fifth Amendment which is attached as Exhibit 10.1 hereto.

The Fifth Amendment to the Forbearance Agreement which extended the expiration date of the Line of Credit from January 29, 2010 to April 30, 2010 modified the Line of Credit principally as follows:

•
The Lender, in its sole and absolute discretion, may continue to make revolving loans under the Line of Credit without regard to the Company’s or Assignee’s compliance with the terms of the Line of Credit, or existence of any Event of Default.

•	Company shall maintain its pledge of a $100,000 certificate of deposit (“CD”) issued by the Lender as collateral for all obligations due to the Lender from the Company.

•	Lender shall receive a forbearance fee equal to $37,500, payable $7,500 per month, with $15,000 due and payable at maturity.

•	Lender shall maintain the existing maximum credit at $100,000.

•
The Company shall continue to pay to Lender the principal amount of certain remaining guaranteed lease obligations due to the Lender, excluding late fees, legal fees and other expenses and charges, equaling approximately $77,000, at the rate of $10,000 per week until paid in full.

As of the opening of business on January 28, 2010, the Company and the Assignee had a combined outstanding balance of approximately $71,000 under the Line of Credit. Excess availability for borrowings under the Line of Credit at January 28, 2010 was $29,000, after giving effect to the maximum credit of $100,000 at that date.

Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On or about July 9, 2009, and thereafter, the Lender orally advised the Company and the Assignee that they were not in compliance with the borrowing formulas and certain reporting requirements under the Forbearance Agreement and continued funding the Line of Credit in accordance with the terms of the Forbearance Agreement. The Lender thereafter required the Company to enter into the First Amendment to the Forbearance Amendment as of August 7, 2009, which was subsequently amended by a Second Amendment as of August 28, 2009, a Third Amendment as of September 30, 2009, a Fourth Amendment as of November 30, 2009 and further amended by the Fifth Amendment as described in Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	Fifth Amendment to Forbearance Agreement dated January 29, 2010 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc., Michael Phelan, as assignee for the benefit of the creditors of Just-Rite and Wachovia Bank, N.A.

99.1	Imperial Industries, Inc. press release dated February 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

Date: February 1, 2010	By:	/s/ Howard L. Ehler, Jr.
Name Howard L. Ehler, Jr. Principal Executive Officer/ Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Fifth Amendment to Forbearance Agreement dated January 29, 2010 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc., Michael Phelan, as assignee for the benefit of the creditors of Just-Rite and Wachovia Bank, N.A.

99.1	Imperial Industries, Inc. press release dated February 1, 2010